Exhibit 10.2

BANK7 CORP.
2018 EQUITY INCENTIVE PLAN

1.          Purpose of the Plan.  The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company’s business.  The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards.

2.            Definitions.  As used in this Plan, the following definitions apply:

(a)            “Administrator” means the Board or any of its Committees that are administering the Plan, in accordance with Section 4 of the Plan.

(b)          “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or may be, granted under the Plan.

(c)            “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock‑Based Awards.

(d)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)            “Awarded Stock” means the Common Stock subject to an Award.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cause” means, if the Participant is a party to an employment agreement or similar agreement between the Participant and the Company and such agreement provides for a definition of “Cause” (or substantially similar term), the definition contained therein.  If no such agreement exists, or if any such agreement exists but “Cause” (or substantially similar term) is not defined therein, then Cause means, as determined by the Committee in its sole and absolute discretion, the occurrence of any one or more of the following events: (1) any act or omission that constitutes a material breach by the Participant of any of his or her obligations under the Plan, the Award Agreement or any other material agreement between the Participant and the Company; (2) the Participant’s conviction of, or plea of nolo contendere to, (A) any felony or (B) another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations; (3) the Participant engaging in any misconduct, negligence, dishonesty, violence or threat of violence (including any violation of federal securities laws) that is injurious to the Company or any of its subsidiaries or affiliates; (4) the Participant’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; (5) the Participant’s refusal to follow the lawful directions of the Participant’s immediate supervisor, the Administrator or the Committee; or (6) any other willful misconduct by the Participant which is or could be materially injurious to the financial condition, operations or business reputation of the Company or any of its subsidiaries or affiliates.

(h)           “Change in Control” means, except as otherwise provided in the Award Agreement, the occurrence of any of the following events:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, or (B) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)          The sale or disposition by the Company of all or substantially all of the Company’s assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(iii)          A change in the composition of the Board during any twelve (12) consecutive month period the result of which is that fewer than a majority of the Directors are Incumbent Directors.  For this purpose, “Incumbent Directors” are Directors who are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but does not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

(iv)          A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i)             “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations and administrative guidance promulgated thereunder.  Any reference to a section of the Code is deemed a reference to any successor or amended section of the Code.

(j)            “Committee” means a committee of Directors or other individuals that satisfies Applicable Laws and was appointed by the Board in accordance with Section 4 of the Plan.

(k)           “Common Stock” means the common stock of the Company.

(l)            “Company” means Bank7 Corp., an Oklahoma corporation, and any successor to thereto.

(m)          “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n)           “Director” means a member of the Board.

(o)           “Disability” means, if the Participant is a party to an employment agreement or similar agreement between the Participant and the Company and such agreement provides for a definition of “Disability” (or substantially similar term), the definition contained therein.  If no such agreement exists, or if any such agreement exists but “Disability” (or substantially similar term) is not defined therein, then (y) Disability has the meaning given to such term (or substantially similar term) within a disability insurance program that is sponsored by the Company for the benefit of the Participant, or if no such definition exists or the Participant is not covered by such a program, then (z) Disability means Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) is determined by the Social Security Administration to be disabled.  Notwithstanding the foregoing to the contrary, the term Disability means a total and permanent disability as defined in Section 22(e)(3) of the Code for all Awards intended to qualify for Incentive Stock Option treatment.  For all purposes of this Section 2(o), the Participant will not be considered to have incurred a “disability” unless proof of such impairment, sufficient to satisfy the Administrator in its sole discretion, is provided by or on behalf of such Participant to the Administrator.

(p)           “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant.  Under no circumstances will the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.  Additionally, Dividend Equivalents will be subject to the same restrictions on transferability and forfeitability as the Award with respect to which they were paid.

(q)           “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company is sufficient to constitute “employment” by the Company.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(t)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value is the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock is the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing to the contrary, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value will be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(u)            “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(v)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)           “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Common Stock granted pursuant to the Plan.

(x)             “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12 of the Plan.

(y)            “Parent” means either (y) with respect to an Award of Incentive Stock Options, a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code; or (z) with respect to an Award other than an Incentive Stock Option, an entity that is a parent to the Company as determined by the Board.

(z)            “Participant” means a Service Provider who has been granted an Award under this Plan or, if applicable, such other person who holds an outstanding Award.

(aa)          “Performance Goals” means goals which have been established by the Committee in connection with an Award and are based on one or more criteria as established by the Committee in its sole discretion from time to time.

(bb)         “Performance Period” means the time period during which the Performance Goals must be met.

(cc)          “Performance Share” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(dd)          “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ee)         “Plan” means this 2018 Equity Incentive Plan, effective immediately prior to the effectiveness of the Company’s Form S-1 Registration Statement (No. 333-227010).  The Plan was approved by the Board on September 5, 2018 and by the Company’s shareholders on September 5, 2018.

(ff)           “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of the Plan or issued pursuant to the early exercise of an Option.

(gg)         “Restricted Stock Unit” means, pursuant to Section 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(hh)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.

(ii)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)           “Securities Act” means the Securities Act of 1933, as amended.

(kk)         “Service Provider” means a natural person that is an Employee, Director or Consultant.

(ll)           “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm)       “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(nn)         “Subsidiary” means either (y) with respect to an Award of Incentive Stock Options, a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code; or (z) with respect to an Award other than an Incentive Stock Option, and for any other purpose herein, an entity that is a subsidiary of the Company as determined by the Board.

3.            Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan is eight hundred fifty thousand (850,000) Shares, all of which may be subject to Incentive Stock Option treatment.  The maximum aggregate number of Shares that may be issued pursuant to all awards under the Plan will increase annually on the first day of each fiscal year after the adoption of the Plan by the number of Shares equal to the lesser of (i) one percent (1.0%) of the total issued and outstanding common shares of the Company on the first day of such fiscal year, (ii) one hundred thousand (100,000) Shares, or (iii) such lesser amount determined by the Board.  Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such exercise or settlement.  If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender or withholding of Shares as full or partial payment of such exercise price, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld will again be available for issuance pursuant to future Awards under the Plan.

(b)          Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares will again be available for grant under the Plan.

(c)           Share Reserve.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

4.            Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Rule 16b-3.  If a transaction is intended to be exempt under Rule 16b-3, then it will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)          Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

(iv)          Delegation of Authority for Day‑to‑Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

                              (b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator has the authority, in its discretion to:

(i)            determine the Fair Market Value of Awards;

(ii)           select the Service Providers to whom Awards may be granted under this Plan;

(iii)          determine the number of Shares to be covered by each Award granted under this Plan;

(iv)          determine when Awards are to be granted under the Plan and the applicable date of grant;

(v)           approve forms of Award Agreements for use under the Plan;

(vi)         determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals), any acceleration of vesting or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, may determine;

(vii)         reduce, with or without Participant consent, the exercise price of any Award to the then current Fair Market Value (or a higher value) if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted;

(viii)        institute an Exchange Program;

(ix)          construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(x)           prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(xi)         amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, but any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent.  Notwithstanding the foregoing, an amendment will not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(xii)        allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares (rounded up to the nearest whole Share) or cash to be issued upon exercise or vesting of an Award up to the number of Shares or cash having a Fair Market Value equal to the amount required to be withheld up to the minimum supplemental rate in the applicable jurisdiction.  The Fair Market Value of any Shares to be withheld is to be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose are to be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xiii)        authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv)        allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

(xv)         determine whether Awards are to be settled in Shares, cash or in a combination of Shares and cash;

(xvi)        determine whether Awards are to be adjusted for Dividend Equivalents;

(xvii)       create Other Stock-Based Awards for issuance under the Plan;

(xviii)      establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xix)         impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xx)        establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;

(xxi)         interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to an Award; and

(xxii)        make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator will not be construed as limiting any power or authority of the Administrator.  However, the Administrator may not exercise any right or power reserved to the Board.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, actions and interpretations will be final, conclusive and binding on all persons having an interest in the Plan.

(d)           Indemnification.  The Company must defend and indemnify members of the Board, the Committee, the Administrator, officers and Employees of the Company or of a Parent or Subsidiary to whom authority to act for the Board, the Committee, the Administrator or the Company is delegated (“Indemnitees”) to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement of a Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim.  However, no person will be entitled to indemnification to the extent it is determined in such Claim that such person did not in good faith and in a manner reasonably believed to be in the best interests of the Company (or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful).  In addition, to be entitled to indemnification, the Indemnitee must, within 30 days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim.  This right to indemnification is in addition to all other rights of indemnification available to the Indemnitee.

5.            Eligibility.  With the exception of Incentive Stock Options, Awards may be granted to Employees, Directors, and Consultants.  Incentive Stock Options may be granted only to Employees.

6.            Limitations.

(a)           $100,000 Limitation for Incentive Stock Options.  Each Option must be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Options with respect to such Shares are granted.

7.            Options.

(a)           Grant of Options.  Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, may determine.

(b)         Option Agreement.  Each Award of an Option must be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions (if any) applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

(c)           Term of Option.  The term of each Option must be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term must be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option must be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)           Option Exercise Price and Consideration.

(i)            Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option is to be determined by the Administrator, subject to the following:

(1)           In the case of an Incentive Stock Option

(A)         granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price must be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)          granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price must be not less than 100% of the Fair Market Value per Share on the date of grant.

(2)           In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but must not be less than the Fair Market Value per Share on the date of grant unless the terms of such Nonstatutory Stock Option comply with Section 409A of the Code.

(3)           Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.  The Administrator may, in its sole discretion, accelerate the satisfaction of such conditions at any time.

(e)          Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          in the discretion of the Administrator, other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences;

(iv)          in the discretion of the Administrator, consideration received by the Company under a cashless exercise or net exercise program implemented by the Company in connection with this Plan;

(v)           in the discretion of the Administrator, a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)           in the discretion of the Administrator, any combination of the foregoing methods of payment; or

(vii)         in the discretion of the Administrator, any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(f)            Exercise of Option.

(i)            Procedure for Exercise; Rights as a Shareholder.  Any Option granted under this Plan will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option must be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment is to be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 or the applicable Award Agreement.  Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)           Termination of Relationship as a Service Provider (Other than Death or Disability).  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be a Service Provider, the vested portion of such Option will be exercisable for 3 months after the Participant his or her ceases to be a Service Provider (other than upon the Participant’s death or Disability).  Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date the Participant ceases to be a Service Provider (other than upon the Participant’s death or Disability), then immediately thereafter, the Shares covered by the unvested portion of the Option will again be available for grant under this Plan as set forth in Section 3.  Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option will again be available for grant under this Plan as set forth in Section 3.

(iii)          Disability of Participant.  If a Participant ceases to be a Service Provider as a result of his or her Disability, the Participant may exercise the vested portion of his or her Option within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement).  If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after the Participant ceasing to be a Service Provider as a result of his or her Disability, the vested portion of such Option will be exercisable for 12 months after the Participant ceasing to be a Service Provider as a result of his or her Disability.  Unless otherwise provided by the Administrator, if the Participant is not vested as to the Participant’s entire Option on the date he or she ceases to be a Service Provider as a result of his or her Disability, then immediately thereafter, the Shares covered by the unvested portion of the Option will again be available for grant under this Plan as set forth in Section 3.  Additionally, if the Participant does not exercise his or her Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option will again be available for grant under this Plan as set forth in Section 3.

(iv)          Death of Participant.  If a Participant dies while a Service Provider, the vested portion of the Option may be exercised within the time period specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his or her death; provided that such designation must be acceptable to the Administrator.  If no beneficiary has been designated by the Participant, then the vested portion of the Option may be exercised by the personal representative of the Participant’s estate, or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  If the Award Agreement does not specify a time period within which the vested portion of such Option must be exercised after a Participant’s death, the vested portion of such Option will be exercisable for 12 months after his or her death.  Unless otherwise provided by the Administrator, if the Participant is not vested as to his or her entire Option on the date he or she ceases to be a Service Provider as a result of the Participant’s death, then immediately thereafter, the Shares covered by the unvested portion of the Option will again be available for grant under this Plan as set forth in Section 3.  Additionally, if the Participant’s beneficiary, personal representative or permitted transferee does not exercise the Option as to all of the vested Shares within the time period specified herein, then immediately thereafter, the Option will terminate and the Shares covered by the unexercised portion of the Option will again be available for grant under this Plan as set forth in Section 3.

8.             Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, determines.

(b)           Restricted Stock Agreement.  Each Award of Restricted Stock must be evidenced by an Award Agreement that specifies the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

(c)           Removal of Restrictions.  The Administrator may, in its sole discretion, accelerate the time at which any restrictions will lapse or be removed.

(d)           Voting Rights.  Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(e)           Dividends and Other Distributions.  Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares.  All such dividends and distributions will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f)            Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will again be available for grant under the Plan as set forth in Section 3.

9.            Stock Appreciation Rights.

(a)           Grant of SARs.  Subject to the terms and conditions of this Plan, a SAR may be granted to a Service Provider at any time and from time to time as may be determined by the Administrator, in its sole discretion.  The Administrator has complete discretion to determine the number of SARs granted to any Service Provider.  Subject to the provisions of Section 6(b), the Administrator has complete discretion to determine the terms and conditions of SARs granted under this Plan, including the sole discretion to accelerate exercisability at any time, but the per Share exercise price that will determine the amount of the payment the Company receives upon exercise of a SAR will not be less than the Fair Market Value per Share on the date of grant.

(b)           SAR Agreement.  Each SAR grant must be evidenced by an Award Agreement that specifies the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

(c)           Expiration of SARs.  A SAR granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement; but no SAR may be exercisable later than 10 years after the date of grant.  Notwithstanding the foregoing, Sections 7(f)(ii), 7(f)(iii) and 7(f)(iv) also apply to SARs.

(d)           Payment of SAR Amount.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise and the exercise price; times

(ii)           The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units and Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as may be determined by the Administrator in its sole discretion.  The Administrator has complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b)             Value of Performance Units and Performance Shares.  Each Performance Unit and Performance Share must have an initial value established by the Administrator on or before the date of grant.  Each Performance Share must have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)             Performance Goals and Other Terms.  The Administrator may set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units and Performance Shares that will be paid out to the Participant.  Each award of Performance Units or Performance Shares must be evidenced by an Award Agreement that specifies the Performance Period and such other terms and conditions as the Administrator in its sole discretion may determine.  The Administrator may set Performance Goals based upon the achievement of Company‑wide, divisional, or individual goals (including solely continued service), or any other basis determined by the Administrator in its sole discretion.

(d)            Earning of Performance Units and Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.  After the grant of Performance Units or Performance Shares, the Administrator may, in its sole discretion, reduce or waive any performance objectives for the Performance Units or Performance Shares.

(e)             Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units and earned Performance Shares, if any, will be made after the expiration of the applicable Performance Period at the time determined by the Administrator.  The Administrator, in its sole discretion, may pay earned Performance Units and earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or earned Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)            Cancellation of Performance Units or Performance Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be forfeited to the Company, and the Shares subject to such Awards (if any) will again be available for grant under the Plan as set forth in Section 3.

11.            Restricted Stock Units.  Restricted Stock Units may consist of Shares of Restricted Stock, Performance Shares or Performance Unit Awards that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

12.           Other Stock-Based Awards.  Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.  The Administrator has authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards are to be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13.            Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted under this Plan will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, but no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three months after the expiration of the leave of absence, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.            Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant.  If the Administrator makes an Award transferable, such Award may contain such additional terms and conditions as the Administrator deems appropriate.

15.            Adjustments; Dissolution or Liquidation; Change in Control.

(a)           Adjustments.  In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment may be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits contained in Sections 3 and 6(b).  Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practical prior to the effective date of the proposed transaction.  The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse with respect to 100% of the Shares underlying such Award, and that any Award vesting will accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such liquidation or dissolution.

(c)            Change in Control.  This Section 15(c) will apply except to the extent otherwise provided in the Award Agreement.

(i)            Stock Options and SARs.  In the event of a Change in Control, each outstanding Option and SAR must be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (collectively, a “Successor Corporation”).  Unless determined otherwise by the Administrator, if the Successor Corporation refuses to assume or substitute for the Option or SAR upon a Change in Control, the Participant will fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable, for a period of up to 15 days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period.  For the purposes of this Section 15(c)(i), the Option or SAR will be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the Successor Corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance objectives will not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; but a modification to performance objectives only to reflect the Successor Corporation’s post‑Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(ii)           Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards.  In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award must be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award must be substituted by the Successor Corporation.  Unless determined otherwise by the Administrator, if the Successor Corporation refuses to assume or substitute for the Award upon the Change in Control, the Participant will fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.  For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards will be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).  However, if the consideration received in the Change in Control is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.  Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid‑out upon the satisfaction of one or more performance objectives will not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; but a modification to the performance objectives only to reflect the Successor Corporation’s post‑Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(iii)          Non-Employee Director Awards.  Notwithstanding any provision of Sections 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to a non-Employee Director that are assumed or substituted, if on the date of or following the assumption or substitution, the Participant’s status as a Director or a director of the Successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise his or her Options and Stock Appreciation Rights as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units, as applicable, will lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

16.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator.  The Administrator will provide a notice of the determination to each Participant within a reasonable time after the date of such grant.

17.           Board and Shareholder Approval; Term of Plan.  The Board approved the Plan on September 5, 2018 and the Company’s shareholders approved the Plan on September 5, 2018, to be effective immediately prior to the effectiveness of the Company’s Form S-1 Registration Statement.  From its effectiveness, the Plan will continue in effect for a term of ten years unless terminated earlier under Section 18.

18.           Amendment and Termination of the Plan.

(a)            Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

19.          Conditions upon Issuance of Shares.

(a)            Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)           Taxes.  No Shares will be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company will withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of up to the whole number of Shares covered by the Award sufficient to satisfy the withholding obligations incident to the exercise or vesting of an Award based on the maximum individual income tax rate in the applicable jurisdiction.

20.          Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or any Award Agreement are invalid, illegal, or unenforceable in any respect, such provision will be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, will not in any way be affected or impaired thereby.

21.          Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.

22.           No Rights to Awards.  No eligible Service Provider or other person will have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator will be obligated to treat Participants or any other person uniformly.

23.           No Shareholder Rights.  Except as otherwise provided in an Award Agreement, a Participant has none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

24.           Fractional Shares.  No fractional Shares will be issued and the Administrator will determine, in its sole discretion, whether cash will be paid in lieu of fractional Shares or whether such fractional Shares will be eliminated by rounding up or down as appropriate.

25.           Governing Law.  The Plan, all Award Agreements, and all related matters, are to be governed by the laws of the State of Oklahoma, without regard to choice of law principles that direct the application of the laws of another state.

26.           No Effect on Terms of Employment or Consulting Relationship.  The Plan does not confer upon any Participant any right as a Service Provider, nor does it interfere in any way with his or her right or the right of the Company or a Parent or Subsidiary to terminate the Participant’s service at any time, with or without cause, and with or without notice.

27.          Unfunded Obligation.  This Section 27 applies only to Awards that are not settled in Shares.  Participants have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan are unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.  Neither the Company nor any Parent or Subsidiary are required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan.  Any investments or the creation or maintenance of any trust for any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary.  The Participants have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

28.           Section 409A.  It is the intention of the Company that no Award be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards are to be interpreted accordingly.  The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a)          Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) will occur no earlier than the expiration of the six‑month period following such separation from service.

(b)         In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement will be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c)           In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution will be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(d)           Each payment that a Participant may receive with respect to a 409A Award will be treated as a “separate payment” for purposes of Section 409A of the Code.

29.           Construction.  Headings in this Plan are included for convenience and are not to be considered in the interpretation of the Plan.  References to sections are to Sections of this Plan unless otherwise indicated.  Pronouns include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require.  This Plan is to be construed according to its fair meaning and is not to be strictly construed against the Company.

30.           Compensation Recoupment.  All compensation and Awards payable or paid under the Plan and any sub-plans will be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

31.         Minimum Regulatory Capital Requirements.  Notwithstanding any provision of this Plan or any agreement to the contrary, all Awards granted under the Plan will expire, to the extent not exercised or settled (as applicable), within 45 days following the receipt of notice from the Company’s primary federal or state regulator (“Regulator”) that (i) the Company has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of Awards.  Upon receipt of such notice from the Regulator, the Company will promptly notify each Participant that all Awards issued under this Plan have become fully vested to the full extent of the grant and that the Awards must be settled prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or such Awards will be forfeited.  In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company or any Parent or Subsidiary.  Neither the Company, nor any Parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company to provide adequate notice to the Participant.

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